UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2009

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Incentive Program

On December 21, 2009, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") established long-term performance incentives under the National Fuel Gas Company Performance Incentive Program (the "Program") for a performance period of October 1, 2009 to September 30, 2012. The Compensation Committee established levels of performance at which 50%, 100%, 150% and 200% of the target incentive will be payable, as described below. For performance levels between established levels, a portion of the target incentive will be payable as determined by mathematical interpolation.

The performance condition for the October 1, 2009 to September 30, 2012 performance period is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc., a leading industry consultant ("AUS"). In determining the Company’s total return on capital for purposes of this comparison, the Compensation Committee may adjust the AUS calculation of the Company’s total return on capital so as to include any gains realized by the Company on the sale of operations that were reported under Generally Accepted Accounting Principles as discontinued operations.

Payment will be made in accordance with the Program if the Company achieves certain levels of performance relative to the peer group. For example, if the Company achieves a rank, as a percentile of the peer group, of 60%, then 100% of the target incentive will be paid. Other performance levels may result in payments ranging from 0% to 200% of the target incentive.

For the October 1, 2009 to September 30, 2012 performance period, the Compensation Committee established the following target incentives for the following named executive officers of the Company: David F. Smith, $700,000; Ronald J. Tanski, $400,000; Matthew D. Cabell, $300,000; Anna Marie Cellino, $225,000; and John R. Pustulka, $120,000.

Annual At Risk Compensation Incentive Program

On December 23, 2009, specific written performance goals for fiscal year 2010 under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program ("AARCIP") were executed by the Compensation Committee for David F. Smith, Ronald J. Tanski, Matthew D. Cabell and Anna Marie Cellino. Mr. Smith is President and Chief Executive Officer of the Company. Mr. Tanski is Treasurer and Principal Financial Officer of the Company and President of National Fuel Gas Supply Corporation ("Supply Corporation"), one of the Company’s two pipeline and storage subsidiaries. Mr. Cabell is President of Seneca Resources Corporation ("Seneca Resources"), the Company’s exploration and production subsidiary. Mrs. Cellino is President of National Fuel Gas Distribution Corporation ("Distribution Corporation"), the Company’s utility subsidiary.

Mr. Smith, Mr. Tanski, Mr. Cabell and Mrs. Cellino will earn cash compensation in fiscal 2010 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 200% of salary for Mr. Smith, from zero to 160% of salary for Mr. Tanski and from zero to 140% of salary for Mr. Cabell and Mrs. Cellino. Target compensation is 100% of salary for Mr. Smith, 80% of salary for Mr. Tanski and 70% of salary for Mr. Cabell and Mrs. Cellino. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Smith relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 35% of the formula), safety (weighted as 5% of the formula), and various aspects of the Company’s investor relations program (weighted in the aggregate as 10% of the formula).

The goals for Mr. Tanski relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 15% of the formula), growth of the pipeline and storage segment (weighted as 15% of the formula), safety (weighted as 10% of the formula), and various aspects of the Company’s investor relations program (weighted in the aggregate as 10% of the formula).

The goals for Mr. Cabell relate to Company earnings per share (weighted as 15% of the formula), earnings per share of Seneca Resources (weighted as 15% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 40% of the formula), oil and natural gas reserve replacement (weighted as 10% of the formula), finding and development costs (weighted as 10% of the formula), and lease operating expenses and general and administrative expenses (weighted as 10% of the formula).

The goals for Mrs. Cellino relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 20% of the formula), Distribution Corporation customer service standards (weighted as 15% of the formula), Distribution Corporation meter reading (weighted as 10% of the formula), and the regulatory environment (weighted as 5% of the formula).

Executive Annual Cash Incentive Program

On December 23, 2009, specific written performance goals for fiscal year 2010 under the National Fuel Gas Company Executive Annual Cash Incentive Program ("EACIP") were executed by the Compensation Committee for John R. Pustulka, Senior Vice President of Supply Corporation. Mr. Pustulka will earn cash compensation in fiscal 2010 under the EACIP depending upon his performance relative to his goals. Mr. Pustulka’s compensation pursuant to this arrangement can range from zero to 90% of his salary. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Pustulka relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (weighted as 10% of the formula), Supply Corporation’s fuel consumption and operational efficiency (weighted as 10% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 28, 2009	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary